Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
8905 Towne Centre Drive, Suite 108
San Diego, CA 92122

FOR IMMEDIATE RELEASE
Tuesday, October 24, 2017

Retail Opportunity Investments Corp. Reports
2017 Third Quarter Results
San Diego, CA, October 24, 2017 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and nine months ended September 30, 2017.
HIGHLIGHTS
•$9.1mm of net income attributable to common stockholders for 3Q’17 ($0.08 per diluted share)
•$11.5% increase in Funds From Operations(1) to $0.29 per diluted share (3Q’17 vs. 3Q’16)
•$314.0mm of shopping centers acquisitions completed year-to-date
•$46.0mm shopping center acquisition currently lined up
•97.3% portfolio lease rate at September 30, 2017
•2.8% increase in same-center cash net operating income for first 9 months of 2017 (2.1% in 3Q)
•39.9% increase in same-space comparative cash rents on new leases for 3Q’17 (8.4% on renewals)
•$51.1mm of ROIC common equity issued in connection with acquisitions ($21.25 per share)
•$5mm of ROIC common equity to be issued in connection with an acquisition ($21.25 per share)
•Credit Facility borrowing capacity expanded to $600mm and maturity extended to September 2021
•Term Loan maturity extended to September 2022
•37.5% debt-to-total market capitalization ratio at September 30, 2017
•3.7x interest coverage for 3Q’17
•Quarterly cash dividend of $0.1875 per share declared
__________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “2017 is shaping up to be another solid year of growth and performance for ROIC. Through our disciplined acquisition program, we continue to enhance our strong presence across the West Coast. Year to date, we have acquired $314 million of shopping centers and our portfolio now totals over 10 million square feet. Along with growing our portfolio, we continue to achieve strong property operating results, including being on track to post our third consecutive year with a portfolio lease rate above 97%. Additionally, we continue to achieve strong releasing spreads, posting a 32% increase in same-space base rent on new leases signed thus far in 2017.” Tanz concluded, “The fundamentals of our portfolio, markets and business all continue to be strong. Accordingly, we are excited about the company’s prospects as we work to complete 2017 and begin to look towards 2018.”
FINANCIAL SUMMARY
For the three months ended September 30, 2017, GAAP net income attributable to common stockholders was $9.1 million, or $0.08 per diluted share, as compared to GAAP net income attributable to common stockholders of $7.4 million, or $0.07 per diluted share, for the three months ended September 30, 2016. For the nine months ended September 30, 2017, GAAP net income attributable to common stockholders was $27.6 million, or $0.25 per diluted share, as compared to GAAP net income attributable to common stockholders of $23.1 million, or $0.22 per diluted share, for the nine months ended September 30, 2016.

FFO for the third quarter of 2017 was $34.8 million, or $0.29 per diluted share, as compared to $31.3 million in FFO, or $0.26 per diluted share for the third quarter of 2016, representing an 11.5% increase on a per diluted share basis. FFO for the first nine months of 2017 was $101.9 million, or $0.84 per diluted share, as compared to $91.6 million in FFO, or $0.80 per diluted share for the first nine months of 2016. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At September 30, 2017, ROIC had a total market capitalization of approximately $3.7 billion with approximately $1.4 billion of principal debt outstanding, equating to a 37.5% debt-to-total market capitalization ratio. ROIC’s debt outstanding was comprised of $62.0 million of mortgage debt and approximately $1.3 billion of unsecured debt, including $317.0 million outstanding on its unsecured credit facility at September 30, 2017. For the third quarter of 2017, ROIC’s interest coverage was 3.7 times and 95.2% of its portfolio was unencumbered (based on gross leasable area) at September 30, 2017.

In September 2017, ROIC amended and restated its unsecured credit facility, modifying certain key terms, including:
1) increasing the borrowing capacity from $500 million to $600 million; 2) increasing the accordion feature, enabling the company to expand the borrowing capacity to $1.2 billion, subject to commitments and other customary conditions; and 3) extending the maturity date to September 2021. Additionally, ROIC amended and restated its $300 million unsecured term loan, maintaining the accordion feature, which enables the company to increase the term loan to $500 million, subject to commitments and other customary conditions, and extending the maturity date to September 2022.
ACQUISITION SUMMARY
Year-to-date in 2017, ROIC has acquired a total of $314.0 million in shopping center acquisitions. During the first quarter of 2017, ROIC acquired three shopping centers totaling $91.5 million. During the second quarter, ROIC acquired two shopping centers totaling $80.4 million. During the third quarter, ROIC acquired one shopping center for $30.0 million. Subsequent to the third quarter, to date ROIC has completed a total of $112.1 million of acquisitions including three shopping centers and a perimeter pad space at one of its existing shopping centers. Additionally, ROIC currently has a contract to acquire one shopping center for $46.0 million.

Monta Loma Plaza
In September 2017, ROIC acquired Monta Loma Plaza for $30.0 million. The shopping center is approximately 48,000 square feet and is anchored by Safeway Supermarket. The property is located in Mountain View, California, within the San Francisco metropolitan area, and is currently 100% leased.

In October 2017, ROIC acquired the following two-property portfolio for $96.5 million. ROIC funded the acquisition in part with the issuance of approximately $51.1 million of ROIC common equity, based on a value of $21.25 per share, and the assumption of $44.5 million of debt.

Riverstone Marketplace
Riverstone Marketplace is approximately 108,000 square feet and is anchored by Kroger (QFC) Supermarket. The property is located in Vancouver, Washington, within the Portland metropolitan area, and is currently 96.2% leased.

Fullerton Crossroads
Fullerton Crossroads is approximately 222,000 square feet and is anchored by Kroger (Ralph’s) Supermarket. The property is located in Fullerton, California, within Orange County, and is currently 100% leased.

North Lynnwood Shopping Center
In October 2017, ROIC acquired North Lynnwood Shopping Center for $13.3 million. The shopping center is approximately 64,000 square feet and is anchored by Kroger (QFC) Supermarket. The property is located in North Lynnwood, Washington, within the Seattle metropolitan area, and is currently 91.3% leased.

The Village at Nellie Gail Ranch
ROIC has a contract to acquire The Village at Nellie Gail Ranch for $46.0 million. The shopping center is approximately 88,000 square feet and is anchored by Smart & Final Extra Supermarket. The property is located in Laguna Hills, California, within Orange County, and is currently 96.9% leased. ROIC expects to fund the acquisition in part with the issuance of approximately $5 million of ROIC common equity, based on a value of $21.25 per share.
PROPERTY OPERATIONS SUMMARY
At September 30, 2017, ROIC’s portfolio was 97.3% leased. For the third quarter of 2017, same-center net operating income (NOI) was $41.2 million, as compared to $40.3 million in same-center NOI for the third quarter of 2016, representing a 2.1% increase. For the first nine months of 2017, same-center NOI was $114.5 million, as compared to $111.4 million of same-center NOI, representing a 2.8% increase. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

During the third quarter of 2017, ROIC executed 123 leases, totaling 452,109 square feet, achieving a 14.5% increase in same-space comparative base rent, including 47 new leases, totaling 137,411 square feet, achieving a 39.9% increase in same-space comparative base rent, and 76 renewed leases, totaling 314,698 square feet, achieving an 8.4% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

QUARTERLY CASH DIVIDEND
On September 28, 2017, ROIC distributed an $0.1875 per share cash dividend. On October 24, 2017, ROIC’s board of directors declared a cash dividend of $0.1875 per share, payable on December 28, 2017 to stockholders of record on December 14, 2017.

2017 FFO GUIDANCE
ROIC currently estimates that FFO for the full year of 2017 will be within the range of $1.12 to $1.14 per diluted share, and net income to be $0.34 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	Year Ending December 31, 2017
	Low End	High End
GAAP net income applicable to stockholders	$41,200	$41,936
Plus: Depreciation and amortization	96,000	97,714
Funds From Operations (FFO) applicable to stockholders	$137,200	$139,650

Diluted Shares	122,500	122,500

Earnings per share (diluted)	$0.34	$0.34
FFO per share (diluted)	$1.12	$1.14

ROIC’s estimates are based on numerous underlying assumptions. ROIC’s management will discuss the company’s guidance and underlying assumption on its October 25, 2017 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Wednesday, October 25, 2017 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 76487962. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on October 25, 2017 and will be available until 12:00 p.m. Eastern Time on November 1, 2017. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 76487962. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of September 30, 2017, ROIC owned 87 shopping centers encompassing approximately 10.0 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor’s Global Ratings.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2017 (unaudited)	December 31, 2016
ASSETS
Real Estate Investments:
Land	$818,660	$766,199
Building and improvements	2,108,511	1,920,819
	2,927,171	2,687,018
Less: accumulated depreciation	241,269	193,021
Real Estate Investments, net	2,685,902	2,493,997
Cash and cash equivalents	10,073	13,125
Restricted cash	—	125
Tenant and other receivables, net	39,431	35,820
Deposits	5,550	—
Acquired lease intangible assets, net	79,300	79,205
Prepaid expenses	939	3,317
Deferred charges, net	35,075	34,753
Other assets	4,629	2,627
Total assets	$2,860,899	$2,662,969

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,753	$299,191
Credit facility	313,737	95,654
Senior Notes Due 2026	199,745	199,727
Senior Notes Due 2024	245,753	245,354
Senior Notes Due 2023	245,533	245,051
Mortgage notes payable	62,265	71,303
Acquired lease intangible liabilities, net	159,815	154,958
Accounts payable and accrued expenses	30,169	18,294
Tenants’ security deposits	6,392	5,950
Other liabilities	12,224	11,922
Total liabilities	1,574,386	1,347,404

Commitments and contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 109,730,196 and 109,301,762 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	11	11
Additional paid-in capital	1,363,114	1,357,910
Accumulated dividends in excess of earnings	(200,221)	(165,951)
Accumulated other comprehensive loss	(621)	(3,729)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,162,283	1,188,241
Non-controlling interests	124,230	127,324
Total equity	1,286,513	1,315,565
Total liabilities and equity	$2,860,899	$2,662,969

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Base rents	$52,871	$45,429	$154,878	$134,929
Recoveries from tenants	14,210	13,271	43,100	37,642
Other income	885	654	2,528	1,548
Total revenues	67,966	59,354	200,506	174,119
Operating expenses
Property operating	9,702	8,053	28,630	23,761
Property taxes	7,086	6,594	21,801	18,302
Depreciation and amortization	24,627	23,102	71,330	65,856
General and administrative expenses	3,475	3,220	10,790	10,055
Acquisition transaction costs	—	179	4	613
Other expense / (income)	41	(10)	316	361
Total operating expenses	44,931	41,138	132,871	118,948

Operating income	23,035	18,216	67,635	55,171

Non-operating expenses
Interest expense and other finance expenses	(12,908)	(10,001)	(37,060)	(29,393)
Net income	10,127	8,215	30,575	25,778
Net income attributable to non-controlling interests	(978)	(813)	(2,947)	(2,645)
Net Income Attributable to Retail Opportunity Investments Corp.	$9,149	$7,402	$27,628	$23,133

Earnings per share - basic and diluted:	$0.08	$0.07	$0.25	$0.22

Dividends per common share	$0.1875	$0.1800	$0.5625	$0.5400

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to ROIC	$9,149	$7,402	$27,628	$23,133
Plus: Depreciation and amortization	24,627	23,102	71,330	65,856
Funds from operations – basic	33,776	30,504	98,958	88,989
Net income attributable to non-controlling interests	978	813	2,947	2,645
Funds from operations – diluted	$34,754	$31,317	$101,905	$91,634

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Number of shopping centers included in same-center analysis	76	76			72	72
Same-center occupancy	97.3%	97.0%		0.3%	97.5%	96.9%		0.6%

Revenues:
Base rents	$42,765	$41,276	$1,489	3.6%	$118,525	$114,459	$4,066	3.6%
Percentage rent	86	151	(65)	(43.0)%	278	448	(170)	(37.9)%
Recoveries from tenants	13,001	13,191	(190)	(1.4)%	37,539	35,729	1,810	5.1%
Other property income	818	657	161	24.5%	2,395	1,406	989	70.3%
Total Revenues	56,670	55,275	1,395	2.5%	158,737	152,042	6,695	4.4%
Operating Expenses:
Property operating expenses	$8,662	$8,369	$293	3.5%	$24,952	$22,898	$2,054	9.0%
Bad debt expense	452	83	369	444.6%	1,085	944	141	14.9%
Property taxes	6,366	6,489	(123)	(1.9)%	18,155	16,812	1,343	8.0%
Total Operating Expenses	15,480	14,941	539	3.6%	44,192	40,654	3,538	8.7%
Same-center cash net operating income	$41,190	$40,334	$856	2.1%	$114,545	$111,388	$3,157	2.8%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP operating income	$23,035	$18,216	$67,635	$55,171
Depreciation and amortization	24,627	23,102	71,330	65,856
General and administrative expenses	3,475	3,220	10,790	10,055
Acquisition transaction costs	—	179	4	613
Other expense / (income)	41	(10)	316	361
Property revenues and other expenses (1)	(5,776)	(3,184)	(16,904)	(13,654)
Total Company cash NOI	45,402	41,523	133,171	118,402
Non same-center cash NOI	(4,212)	(1,189)	(18,626)	(7,014)
Same-center cash NOI	$41,190	$40,334	$114,545	$111,388

_____________________

(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net